OPTION AGREEMENT

THIS AGREEMENT made as of the 15th day of December, 2004

BETWEEN:

L. EVAN BAERGEN an individual having an address at Suite 205, 4840 Delta St. Delta, BC, Canada, V4K 2T6

(the “Optionor”)

OF THE FIRST PART

AND:

BEDDIS INTERNATIONAL LTD., a company incorporated under the laws of the State of Delaware and having an office at c/o Suite 1525 -625 Howe Street, Vancouver British Columbia V6C 2T6.

(the “Optionee”)

OF THE SECOND PART

AND:

0709355 B.C. Ltd., a company incorporated under the laws of British Columbia and having an office at Suite 107 - 20644 Eastleigh Crescent Langley, British Columbia, V3A 4C4

(the “Company”)

OF THE THIRD PART

WHEREAS:

A.

The Company has entered into agreements (the “Purchase Agreements”) with Earl Gilbert and Cindy Lou Berg (the “Vendors”) whereby the Vendors agree to sell approximately 85% of the issued and outstanding shares of Samlex America Inc. (“Samlex”), a British Colombia Company as follows:

	(i)	3187 Class A Preferred shares in the capital of Samlex;

	(ii)	1254 Class B Preferred Shares in the capital of Samlex; and

	(iii)	850 Common shares in the capital of Samlex,

(the above shares are hereinafter collectively referred to as the “Samlex Shares”).

B.	The Optionor is the beneficial owner of all the issued and outstanding shares of the Company (the “Option Shares”).

C.	The Optionor has agreed to grant to the Optionee an irrevocable option to purchase the Option Shares subject to the terms and conditions herein set forth.

NOW, THEREFORE, THIS AGREEMENT WITNESSES in consideration of the premises and the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree as follows:

1.         GRANT

1.1       In consideration for the grant of the option as set forth in paragraph 1.2, the Optionee shall pay to the Optionor the sum of $10.00 .

1.2       Subject to the terms and conditions set forth in this Agreement, the Optionor does hereby grant to the Optionee an irrevocable option to purchase the Option Shares (the “Option”) for a purchase price of $100.00.

1.3       The Option shall be open for acceptance and exercisable by the Optionee for a period of six months from the date first written above.

2.         EXERCISE OF OPTION

2.1       The right to purchase the Option Shares pursuant to this Option is exercisable by notice in writing to the Optionor accompanied by a certified cheque or money order in favour of the Optionor for the full amount of the Purchase Price.

3.         CURE OF DEFAULT

3.1       The Company covenants and agrees with the Optionee that throughout the term of this Agreement the Company shall :

(a)       make all such payments and fulfil all such obligations required of the Company pursuant to the Purchase Agreement; and

(b)       notify the Optionee immediately, in writing, of any breach by any party to the Purchase Agreement.

3.2       In the event that the Company fails to make any payments or fulfil all such obligations required of the Company pursuant to the Purchase Agreement, the Optionee shall have the option to make such payments or fulfil such obligation, the costs of which shall be charge to the Company.

4.         REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR AND COMPANY

4.1       The Optionor hereby represents and warrants to the Optionee, with the intent that the Optionee shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a)       he has due and sufficient right, power and authority to enter into this Agreement on the terms and subject to the conditions herein set forth to transfer the legal and beneficial title and ownership of the Option Shares to the Optionee free from all Encumbrances;

(b)       there is no written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase of the Option Shares other than this Agreement; and

(c)       this Agreement has been duly executed and delivered by the Optionor and constitutes a valid, binding and enforceable agreement against it.

4.2       The Company hereby represents and warrants to the Optionee, with the intent that the Optionee shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a)       it is duly incorporated, validly exists, is in good standing with respect to the filing of annual returns under the Business Corporations Act (British Columbia), has the necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted and is duly licensed to carry on business in all jurisdictions in which it presently carries on business;

(b)       it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its Articles or constating documents or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound including, but not limited to, its listing agreement with the Exchange;

(c)       this Agreement has been duly executed and delivered by it and constitutes a valid, binding and enforceable agreement against it; and

(d)       no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

4.3       The representations and warranties contained in paragraphs 4.1 and 4.2 are provided for the exclusive benefit of the Optionee and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in paragraph 4.1 shall survive the execution hereof and shall continue in full force and effect for the benefit of the Optionee thereafter, notwithstanding any independent inquiry or investigation by the Optionee.

4.4       The Optionor convenants and agrees to indemnify and hold harmless the Optionee from and against any loss, claims, damages, liability, expenses and costs, including any payment made in good faith in settlement of any claim or potential claim, arising from any of the representations, warranties or covenants set forth in this section 4.1 being incorrect or breached.

5.         REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

5.1       The Optionee represents and warrants to the Optionor, with the intent that the Optionor shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a)       it is duly incorporated, validly exists, is in good standing with respect to the filing of annual returns under the General Corporate law of the State of Delaware, has the necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted and is duly licensed to carry on business in all jurisdictions in which it presently carries on business;

(b)       it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its Articles or constating documents or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound;

(c)       this Agreement has been duly executed and delivered by it and constitutes a valid, binding and enforceable agreement against it; and

(d)       no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of it or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

5.2       The representations and warranties contained in section 5.1 are provided for the exclusive benefit of the Optonor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in section 5.1 shall survive the execution hereof and shall continue in full force and effect for the benefit of the Optionor thereafter, notwithstanding any independent inquiry or investigation by it.

5.3       The Optionee covenants and agrees to indemnify and hold harmless the Optionor from and against any loss, claims, damages, liability, expenses and costs, including any payment made in good faith in settlement of any claim or potential claim, arising from any of the representations and warranties set forth in section 5.1 being incorrect or breached.

6.         FURTHER ASSURANCES

6.1       The parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

7.         GENERAL PROVISIONS

7.1       The provisions herein constitute the entire agreement between the Optionor and the Optionee and supersede all previous expectation, understanding, communications, or presentations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

7.2       Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be made, given or served by registered mail, postage pre-paid or by delivery to the parties at the addresses as set out on the first page of this Agreement. Any notice or other communication:

(a)       mailed shall be deemed to have been received on the fourth business following its mailing; and

(b)       delivered shall be deemed to have been received on the date of delivery.

In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its address for service at any time by providing notice in writing of such change to the other parties.

7.3       Time shall be of the essence of this Agreement.

7.4       This Option shall be governed by and construed in accordance with the laws of the Province of British Columbia.

7.5       This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. The Optionee may, upon 10 days written notice to the Optionor, assign and transfer all of its rights, title and interest in and to this Option Agreement provided that such new Optionee agrees in writing to be bound by this Option Agreement as if it was the Optionee.

7.6       The parties to this Agreement may amend this Agreement only in writing.

7.7       If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

7.8       Wherever a singular or masculine or neuter is used herein, the same shall be construed as mean the plural of the feminine or body corporate or vice-versa where the context or the parties hereto so require.

7.9       This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

/s/ L. Evan Baergen
L. EVAN BAERGEN

.
BEDDIS INTERNATIONAL LTD.,

BY:	/s/ L. Evan Baergen
Authorized Signatory

0709355 B.C. Ltd

BY:	/s/ L. Evan Baergen
Authorized Signatory